Exhibit 5.2

April 12, 2017

Quorum Health Corporation

1573 Mallory Lane

Brentwood, Tennessee 37027

Ladies and Gentlemen:

We have acted as Alabama and North Carolina local counsel to Quorum Health Corporation (the “Company”) and the Guarantors (as defined below), each organized and existing under the laws of the States of Alabama and North Carolina, in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (the “Registration Statement”), which relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and exchange of up to $400,000,000 aggregate principal amount of the Company’s 11.625% senior notes due 2023 (the “Exchange Notes”) that are to be general senior unsecured obligations of the Company and unconditionally guaranteed on a senior unsecured basis by certain of the Company’s current and future domestic subsidiaries, including the Alabama and North Carolina entities set forth on Schedule I attached hereto (the subsidiary guarantors set forth on Schedule I attached hereto being collectively referred to herein as the “Guarantors”). The Exchange Notes are to be issued pursuant to an indenture (the “Original Indenture”), dated as of April 22, 2016, by and between the Company, the guarantors party thereto from time to time and Regions Bank (the “Trustee”), as supplemented by the first Supplemental Indenture, dated as of April 29, 2016, by and among the Company, parties that are signatories thereto as guarantors and the Trustee (the “First Supplemental Indenture”) and the second Supplemental Indenture, dated as of December 28, 2016 by and among the Company, the parties that are signatories thereto as guarantors and the Trustee (the “Second Supplemental Indenture,” and together with the Original Indenture and First Supplemental Indenture, the “Indenture”).

The Exchange Notes are to be issued in an exchange offer for a like aggregate original principal amount of currently outstanding 11.625% senior notes due 2023 in accordance with the terms of a Registration Rights Agreement, dated as of April 22, 2016, by and among the Company and Credit Suisse Securities (USA) LLC (“Credit Suisse”), each as representative of the parties named therein as the Initial Purchasers (the “Original Registration Rights Agreement”), the related Registration Rights Joinder, dated as of April 29, 2016, by and among the Company, the guarantors party thereto, and Credit Suisse (the “First Joinder”) and the related Registration Rights Joinder, dated as of December 28, 2016, by and among the Company, QHCCS, LLC as guarantor, and Credit Suisse (the “Second Joinder”, and together with the Original Registration Rights Agreement and the First Joinder, the “Registration Rights Agreement”).

For purposes of this letter, “Opinion Party” or “Opinion Parties” means, individually or collectively, as applicable, the Guarantors listed on Schedule I hereto.

Quorom Health Corporation

April 12, 2017

A.	SCOPE OF REVIEW

In preparation for the issuance of this letter, we have reviewed the following documents dated as of the date hereof (to the extent applicable) or as otherwise provided below or herein:

1.	the Registration Rights Agreement;

2.	the Indenture;

3.	the form of Exchange Notes; and

4.	the Registration Statement.

The above documents are collectively referred to as the “Transaction Documents,” and the transactions contemplated by the Transaction Documents are collectively referred to herein as the “Transactions.” We have also reviewed the documents listed on Schedule II attached hereto (the “Entity Documents”). We have reviewed no other documents in connection with the preparation or issuance of this letter.

B.	APPLICABLE LAW

The opinions expressed in this letter are limited to the statutes and regulations of the State of Alabama and the State of North Carolina, in each case which are normally applicable to business entities of the same type as the Guarantors and to transactions of the type contemplated by the Transaction Documents (the “Applicable Law”). In this regard, we note that each of the Transaction Documents elects the application of laws of the State of New York. With your permission, we have not evaluated, and express no opinion regarding, the laws of any state or jurisdiction other than Applicable Law, including any Federal law or any laws of the State of New York.

C.	ASSUMPTIONS

In rendering our opinions, we have assumed, with your permission, the following matters, without independent investigation:

1.	As to all parties and documents, (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the accuracy and completeness of each document submitted to us, and (v) the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic, or photostatic copies and the authenticity of the originals of such copies.

2.

As to parties to the Transaction Documents other than the Guarantors, (i) such parties are validly existing and have the power and authority (corporate and otherwise) to execute, deliver and perform their

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April 12, 2017

obligations under the Transaction Documents, (ii) the due authorization, execution, and delivery of the Transaction Documents by such parties, and (iii) the execution, delivery, and performance of the Transaction Documents by such parties do not conflict with, violate or breach (a) any provisions of such parties’ formation or governance documents, (b) any applicable law, rule or regulation, (c) any order, decree, or arbitration award applicable to such parties or their respective property, or (d) any agreement binding upon any such parties or their respective property.

3.	We understand that you will obtain separate opinion letters from other counsel regarding various aspects of the Transactions and Transaction Documents governed by laws other than Applicable Law, including, without limitation, the enforceability or legality of the provisions of the Transaction Documents under New York law. With your permission, we have assumed as follows:

i.	as to all parties to the Transaction Documents (including each Guarantor), the Transaction Documents are legal, valid and binding obligations of such parties, enforceable in accordance with their terms; and

ii.	the Transactions and the provisions of the Transaction Documents are permissible and legal under all laws other than Applicable Law.

4.	There has not been any mutual mistake of fact or misunderstanding, fraud, duress, or undue influence that affects the Transactions.

5.	There are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing or performance among any of the parties, that would define, supplement, or qualify the terms of the Transaction Documents.

6.	All representations and other information contained in the Transaction Documents and the Entity Documents (including, without limitation, the schedules and exhibits attached thereto) as to factual matters are correct and complete, and no changes have occurred in the facts and circumstances disclosed in or serving as a basis of such representations, warranties, certificates and documents from the dates thereof to the date of this letter.

7.	The Opinion Parties will obtain all permits and governmental approvals required in the future, and take all actions similarly required, relevant to subsequent consummation of the Transactions or performance of the Transaction Documents.

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April 12, 2017

8.	None of the Guarantors are insolvent or rendered insolvent by the execution of the Transaction Documents and each Guarantor’s execution and performance thereunder will not cause such entity to be unable to pay its debts as they become due in the normal course of business.

9.	The Transactions are “fair” to each of the Guarantors within the meaning of various corporate statutes that limit or render voidable certain transactions among entities with interlocking directors or shareholders or whose directors or shareholders are otherwise “interested” in the transaction unless the transaction is fair to the applicable entity.

D.	OPINIONS

Based upon and subject to the foregoing and the additional exclusions and qualifications set forth below, we are of the opinion as of this date that:

1.	Based solely on the respective Certificates of Existence for such entities described on Schedule II attached hereto, each Guarantor is validly existing and in good standing under the laws of the State of Alabama or the State of North Carolina, as applicable. For purposes of our opinion above, “good standing” with respect to the Guarantors incorporated in the State of Alabama means that the Alabama Department of Revenue determined that such Guarantor qualified for the issuance of the Certificate of Compliance described on Schedule II as of the date of such certificate.

2.	Each Guarantor has the requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture.

3.	The execution and delivery by each Guarantor of the Indenture and the performance of its obligations thereunder (a) have been duly authorized by all requisite corporate action on the part of such Guarantor, and (b) do not violate (i) the Entity Documents of such Guarantor, or (ii) any Applicable Law.

E.	EXCLUSIONS

Unless explicitly addressed herein, this letter does not address any of the following legal issues, and we specifically express no opinion with respect thereto:

1.	Federal securities laws and regulations, state securities laws and regulations (including all “Blue Sky” laws), and laws and regulations relating to commodity (and other) futures and indices and other similar instruments, or laws or regulations relating to swaps and other hedging arrangements or guarantees of obligations arising thereunder.

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April 12, 2017

2.	Federal and state pension and employee benefit laws and regulations (e.g., ERISA).

3.	Federal and state antitrust and unfair competition laws and regulations.

4.	Compliance with fiduciary duty requirements or the consequences of any noncompliance therewith.

5.	Federal and state environmental laws and regulations.

6.	Federal and state land use, zoning, building, construction, and subdivision laws and regulations.

7.	Any laws, ordinances, rules, or regulations of any county, municipality, or similar political subdivision or the agencies or instrumentalities thereof.

8.	Federal and state tax laws and regulations.

9.	Federal patent, copyright, and trademark, state trademark, and other federal and state intellectual property laws and regulations.

10.	Federal and state racketeering laws and regulations (e.g., RICO).

11.	Federal and state health and safety laws and regulations (e.g., OSHA).

12.	Federal and state labor laws and regulations.

13.	Federal and state laws, regulations and policies concerning (i) national and local emergency and terrorism, (ii) possible judicial deference to acts of sovereign states, (iii) corrupt practices, including without limitation, the Foreign Corrupt Practices Act of 1977; and (iv) criminal and civil forfeiture laws.

14.	Federal and state insurance laws and regulations.

15.	Other federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes).

16.	Federal and state banking and financial institution and financial services laws and regulations.

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April 12, 2017

17.	Federal and state laws and regulations regarding usury, interest rates, loan fees, and other loan, lender, or transaction charges or fees.

18.	Any federal or state anti-kickback or anti-referral laws and regulations promulgated thereunder.

F.	QUALIFICATIONS

The opinions expressed above are subject to the following qualifications:

1.	Our opinions expressed above are subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the enforcement of creditors’ rights generally. This exception includes, but is not limited to:

i.	Title 11 of the United States Code (the “Bankruptcy Code”), including, but not limited to, matters of turn-over, automatic stay, avoiding powers, fraudulent transfer, preference, discharge, conversion of a non-recourse obligation into a recourse claim, limitations on ipso facto and anti-assignment clauses and the coverage of pre-petition security agreements applicable to property acquired after a petition is filed;

ii.	all other federal and state bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement and assignment for the benefit of creditors laws that affect the rights and remedies of creditors generally;

iii.	all other federal bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement, and assignment for the benefit of creditors laws that have reference to or affect generally only creditors of specific types of debtors and state laws of like character; and

iv.	state fraudulent transfer, fraudulent conveyance and bulk transfer laws.

2.	We express no opinion regarding restrictions relating to capital adequacy that may be applicable to the Guarantors to the extent the Transactions or any Transaction Document may be deemed a dividend or distribution.

3.

Our opinions as to future performance under the Transaction Documents are made with the assumption that the parties will comply with the terms thereof and shall obtain all permits and governmental approvals required in the future, and take all actions similarly required,

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relevant to subsequent consummation of the transactions or performance of the Transaction Documents. Except as expressly provided herein, we express no opinion with respect to any Guarantor’s licenses or permits.

4.	We express no opinion regarding the enforceability of the Transaction Documents or any provisions thereof.

5.	Our opinions expressed herein are subject to the effect, if any, of Amendment 884 to the Constitution of Alabama of 1901, submitted to the voters at the election held on November 4, 2014 and proclaimed ratified on December 1, 2014, which may limit the enforceability of choice of law elections in the Transaction Documents.

6.	We express no opinion with respect to (i) the existence, sufficiency, quality, content, condition, validity, legality, enforceability, or value of any collateral described in the Transaction Documents, (ii) the creation, attachment, or perfection of any security interest under any Transaction Document, (iii) title to any real or personal property collateral described in the Transaction Documents, (iv) the priority of any security interests or other liens created under the Transaction Documents, or (v) the existence or absence of any other security interests, liens, or other interest of any other person or entity in or upon any collateral described in the Transaction Documents.

G.	GENERAL PROVISIONS

1.	This letter speaks only as of the date hereof. We undertake no obligation to advise you of facts or changes in law occurring after the date of this letter that might affect the opinions expressed herein. This letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein. Your acceptance of this letter constitutes your acknowledgment that you have not relied upon any representation on our part with respect to the Transactions beyond the specific matters set forth herein.

2.	We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This letter may not be used or relied upon, in whole or in part, for any purpose other than in connection with the Transactions.

Quorom Health Corporation

April 12, 2017

3.	To ensure our compliance with certain IRS Treasury regulations, we hereby inform you that (i) this letter is not written to support the promotion and marketing of the transactions addressed herein, (ii) this letter is not intended or written to be used, and cannot be used, by any person or entity for the purpose of avoiding U.S. federal tax penalties that may be imposed on such person or entity, and (iii) each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

Very truly yours,

/s/ Bradley Arant Boult Cummings LLP

SCHEDULE I

Guarantors

1.	Fort Payne Hospital Corporation, an Alabama corporation

2.	Greenville Hospital Corporation, an Alabama corporation

3.	Williamston Hospital Corporation, a North Carolina corporation

SCHEDULE II

Entity Documents

1.	The certificate with respect to various factual matters signed by an officer of each of the Guarantors and dated the date of this opinion (the “Officers’ Certificate”).

2.	Certificates of Existence for the following entities issued by the Alabama Secretary of State on February 20, 2017 (the “Alabama Certificates of Existence”):

Fort Payne Hospital Corporation

Greenville Hospital Corporation

3.	Certificates of Compliance for the following entities issued by the Alabama Department of Revenue on February 15, 2017 (the “Alabama Certificates of Compliance”):

Fort Payne Hospital Corporation

Greenville Hospital Corporation

4.	Certificates of Existence for the following entity issued by the North Carolina Secretary of State on February 20, 2017 (the “North Carolina Certificate of Existence,” and together with the Alabama Certificates of Existence and the Alabama Certificates of Compliance, the “Certificates of Existence”):

Williamston Hospital Corporation

5.	Articles of Incorporation and applicable amendment documents for each of the Guarantors, as certified by the Alabama Secretary of State or the North Carolina Secretary of State, as applicable, on March 28, 2016.

6.	Bylaws and applicable amendment documents for each of the Guarantors, as certified by an officer of each of the Guarantors as in effect on the date hereof.

7.	Resolutions for each of the Guarantors adopted by the applicable governing body of each of the Guarantors, as certified by an officer of each of the Guarantors as in effect on the date hereof.